Exhibit 4.1

THIS WARRANT AND THE UNDERLYING SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THE SECURITIES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH TRANSACTION UNDER APPLICABLE SECURITIES LAWS OR UNLESS OFFERED, SOLD, PLEDGED, HYPOTHECATED OR TRANSFERRED PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THOSE LAWS. THE COMPANY SHALL BE ENTITLED TO REQUIRE AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

FLAME BIOSCIENCES, INC.

AMENDED AND RESTATED STOCK WARRANT

February 24, 2020

Void After February 24, 2025

WHEREAS, Flame Biosciences, Inc., a Delaware corporation (the “Company”), previously issued to [            ] (the “Original Holder”) that certain Series A Convertible Stock Warrant for [            ] fully-paid and non-assessable shares of Series A Preferred Stock of the Company, dated as of February 24, 2020 (the “Original Warrant”);

WHEREAS, the Original Holder assigned a portion of the Original Warrant to the undersigned on May 6, 2020; and

WHEREAS, Company and the Holder (as defined below) desire to agree to and confirm (i) the cancellation of the Original Warrant, (ii) the amendment and restatement of the terms of the Original Warrant as set forth herein in order to allow for exercise for shares of Common Stock of the Company under certain circumstances, and (iii) the reissuance of a portion of the Original Warrant, as amended and restated hereby, for the number of shares assigned to the Holder.

NOW, THEREFORE, in consideration of the premises contained herein and other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, the Company and the Holder hereby amend and restate the terms of the Original Warrant to read in their entirety as follows:

THIS CERTIFIES THAT, for value received and subject to the terms and conditions set forth below, the undersigned (the “Holder”), is entitled to subscribe for and purchase at the Exercise Price (defined below) from Flame Biosciences, Inc., a Delaware corporation (the “Company”), [          ] fully-paid and non-assessable shares of Exercise Stock (defined below).

1. DEFINITIONS. As used herein, the following terms shall have the following respective meanings:

(a) “Common Stock” shall mean the Company’s common stock, par value $0.0001 per share.

(b) “Exercise Period” shall mean the period commencing on the date of issuance and ending five years after the date of issuance on February 24, 2025, unless sooner terminated as provided below.

(c) “Exercise Price” shall mean $3.50 per share of Exercise Stock.

(d) “Exercise Stock” shall mean (i) initially, Series A Preferred Stock, and (ii) on and after the date, if any, on which the holders of a majority of the Series A Preferred Stock voluntarily elect to convert of all of the outstanding shares of Series A Preferred Stock, in accordance with the terms of the Company’s certificate of incorporation, into Common Stock, then Common Stock. For avoidance of doubt, on or after such conversion of all of the outstanding shares of Series A Preferred Stock into Common Stock, this Warrant shall only be exercisable for Common Stock.

(e) “Sale of the Company” shall mean (i) a transaction or series of related transactions with one or more non-affiliates, pursuant to which such non-affiliate(s) acquires capital stock of the Company or the surviving entity, in either case, possessing the voting power to elect a majority of the board of directors or a majority of the outstanding capital stock of the Company or the surviving entity (whether by merger, consolidation, sale or transfer of the Company’s outstanding capital stock or otherwise); or (ii) the sale, lease or other disposition (including exclusive license) of all or substantially all of the Company’s assets or any other transaction resulting in all or substantially all of the Company’s assets being converted into securities of any other entity or cash; provided, however, that the sale by the Company of capital stock for the purpose of financing its business shall not be deemed to be a Sale of the Company.

(f) “Series A Preferred Stock” shall mean the Company’s Series A Preferred Stock, par value $0.0001 per share.

(g) “Warrant Shares” shall mean the shares of Exercise Stock issuable upon exercise of this Warrant, subject to adjustment pursuant to the terms herein, including but not limited to adjustment pursuant to Section 5 below.

2. EXERCISE OF WARRANT.

(a) Method of Exercise. The rights represented by this Warrant may be exercised in whole or in part at any time during the Exercise Period, by delivery of the following to the Company:

(i)an executed Notice of Exercise in the form attached hereto;

(ii)this Warrant; and

(iii)Payment:

(1) Payment of the then-applicable Exercise Price per share multiplied by the number of Warrant Shares being purchased upon exercise of the Warrant (such amount, the “Aggregate Exercise Price”) made in the form of cash, or by certified check, bank draft or money order payable in lawful money of the United States of America or in the form of a Cashless Exercise to the extent permitted in Section 2(a)(iii)(2) below.

(2) If at the time of exercise there is no effective registration statement for the resale of the Warrant Shares, or the prospectus contained therein is not available for use, the Holder may, in its sole discretion, exercise all or any part of the Warrant in a “cashless” or “net-issue” exercise (a “Cashless Exercise”) by delivering to the Company (A) the Notice of Exercise and (B) the original Warrant, pursuant to which the Holder shall surrender the right to receive upon exercise of this Warrant, a number of Warrant Shares having a value (as determined below) equal to the Aggregate Exercise Price, in which case, the number of Warrant Shares to be issued to the Holder upon such exercise shall be calculated using the following formula:

X = Y * (A - B)

A

with:X =the number of Warrant Shares to be issued to the Holder

Y =	the number of Warrant Shares with respect to which the Warrant is being exercised
A =	the fair value per share of Exercise Stock on the date of exercise of this Warrant
B =	the then-current Exercise Price of the Warrant

Solely for the purposes of this paragraph, “fair value” per share of Exercise Stock shall mean the average Closing Price (as defined below) per share of Exercise Stock for the twenty (20) Trading Days immediately preceding the date on which the Notice of Exercise is deemed to have been sent to the Company. “Closing Price” means, for any date, the price determined by the first of the following clauses that applies: (a) if Exercise Stock is then listed or quoted on the NASDAQ Capital Market or any other national securities exchange, the closing price per share of Exercise Stock for such date (or the nearest preceding date) on the primary eligible market or exchange on which Exercise Stock is then listed or quoted; (b) if prices for Exercise Stock are then quoted on the OTC Bulletin Board or any tier of the OTC Markets, the closing bid price per share of Exercise Stock for such date (or the nearest preceding date) so quoted; or (c) if prices for Exercise Stock are then reported in the “Pink Sheets” published by the National Quotation Bureau Incorporated (or a similar organization or agency succeeding to its functions of reporting prices), the most recent closing bid price per share of Exercise Stock so reported. If Exercise Stock is not publicly traded as set forth above, the “fair value” per share of Exercise Stock shall be reasonably and in good faith determined by the Board of Directors of the Company as of the date which the Notice of Exercise is deemed to have been sent to the Company. “Trading Day” means a day on which Exercise Stock is traded on an applicable national securities exchange, on the OTC Bulletin Board or otherwise.

For purposes of Rule 144 promulgated under the Securities Act, it is intended, understood and acknowledged that the Warrant Shares issued in a cashless exercise transaction shall be deemed to have been acquired by the Holder, and the holding period for such shares shall be deemed to have commenced, on the date of issuance of this Warrant.

(b) Partial Exercise. If this Warrant is exercised in part only, the Company shall, upon surrender of this Warrant, execute and deliver, within 10 days of the date of exercise, a new Warrant evidencing the rights of the Holder, or such other person as shall be designated in the Notice of Exercise, to purchase the balance of the Warrant Shares purchasable hereunder. If the Holder exercises this Warrant or attempts to exercise this Warrant before the Company shall have delivered to the Holder a new Warrant as contemplated above, then the Holder shall be deemed to have validly exercised this Warrant pursuant to this Section 2 without having complied with the requirements of Section 2(a)(ii). In no event shall this Warrant be exercised for a fractional Warrant Share, and the Company shall not distribute a Warrant exercisable for a fractional Warrant Share. Fractional Warrant Shares shall be treated as provided in Section 7 hereof.

(c) Effect of Exercise. Upon the exercise of the rights represented by this Warrant, shares of Exercise Stock shall be issued for the Warrant Shares so purchased, and shall be registered in the name of the Holder or persons affiliated with the Holder, if the Holder so designates, on or before the third (3rd) business day after the rights represented by this Warrant shall have been so exercised and shall be issued in certificate or book-entry form and delivered to the Holder, if so requested. The person in whose name any Warrant Shares are to be issued upon exercise of this Warrant shall be deemed to have become the holder of record of such shares on the date on which this Warrant was surrendered and payment of the Exercise Price was made, irrespective of the date of issuance of the shares of Exercise Stock, except that, if the date of such surrender and payment is a date when the stock transfer books of the Company are closed, such person shall be deemed to have become the holder of such shares at the close of business on the next succeeding date on which the stock transfer books are open.

3. COVENANTS OF THE COMPANY.

(a) Covenants as to Warrant Shares. If at any time the number of authorized but unissued shares of Exercise Stock shall not be sufficient to permit exercise of this Warrant, the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Exercise Stock (or other securities as provided herein) to such number of shares as shall be sufficient for such purposes.

(b) No Impairment. Except and to the extent as waived or consented to by the Holder or otherwise in accordance with Section 2 hereof, the Company will not, by amendment of its Certificate of Incorporation (as such may be amended from time to time), or through any means, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Warrant and in the taking of all such action as may be necessary or appropriate in order to protect the exercise rights of the Holder against impairment.

(c) Notices of Record Date. In the event of any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend which is the same as cash dividends paid in previous quarters) or other distribution, the Company shall mail to the Holder, at least ten (10) days prior to the record date, a notice specifying the date on which any such record is to be taken for the purpose of such dividend or distribution.

4. REPRESENTATIONS OF HOLDER.

(a) Acquisition of Warrant for Personal Account. The Holder represents and warrants that it is acquiring the Warrant and the Warrant Shares solely for its account for investment and not with a present view toward the public distribution of said Warrant or Warrant Shares or any part thereof and has no intention of selling or distributing said Warrant or Warrant Shares or any arrangement or understanding with any other persons regarding the sale or distribution of said Warrant or Warrant Shares, except as would not result in a violation of the Securities Act. The Holder will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) the Warrant except in accordance with the Securities Act and will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) the Warrant Shares except in accordance with the provisions of the Securities Act.

(b) Securities Are Not Registered.

(i)The Holder understands that the offer and sale of the Warrant or the Warrant Shares have not been registered under the Securities Act on the basis that no distribution or public offering of such securities of the Company is to be effected. The Holder realizes that the basis for the exemption may not be present if, notwithstanding its representations, the Holder has a present intention of acquiring the securities for a fixed or determinable period in the future, selling (in connection with a distribution or otherwise), granting any participation in, or otherwise distributing the securities. The Holder has no such present intention.

(ii)The Holder recognizes that the Warrant and the Warrant Shares may have to be held indefinitely unless the resale thereof is subsequently registered under the Securities Act or an exemption from such registration is available. The Holder recognizes that the Company has no obligation to register the Warrant or the Warrant Shares, or to comply with any exemption from such registration.

(iii)The Holder is aware that neither the Warrant nor the Warrant Shares may be sold pursuant to Rule 144 adopted under the Securities Act unless certain conditions are met, including, among other things, the availability of certain current public information about the Company and the required holding period under Rule 144 being satisfied. Holder is aware that any such sale made in reliance on Rule 144, if Rule 144 is available, may be made only in accordance with the terms of Rule 144.

(c) Disposition of Warrant and Warrant Shares. The Holder understands and agrees that all certificates evidencing the Warrant Shares to be issued to the Holder may bear a legend in substantially the following form:

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY APPLICABLE STATE SECURITIES LAWS. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE RESALE OF THE SECURITIES UNDER SUCH ACT OR APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED OR UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A OF SUCH ACT.

5. CHANGES IN OUTSTANDING SHARES. In the event of changes in the outstanding Exercise Stock by reason of stock dividends, split-ups, recapitalizations, reclassifications, combinations or exchanges of shares, separations, reorganizations, liquidations, or the like, the number and class of shares available under the Warrant in the aggregate and the Exercise Price shall be correspondingly adjusted to give the Holder of the Warrant, on exercise for the same aggregate Exercise Price, the total number, class, and kind of shares as the Holder would have owned had the Warrant been exercised prior to the event and had the Holder continued to hold such shares until after the event requiring adjustment. The form of this Warrant need not be changed because of any adjustment in the number, class, and kind of shares subject to this Warrant. The Company shall promptly provide a certificate from an authorized officer notifying the Holder in writing of any adjustment in the Exercise Price and/or the total number, class, and kind of shares issuable upon exercise of this Warrant, which certificate shall specify the Exercise Price and number, class and kind of shares under this Warrant after giving effect to such adjustment.

6. SALE OF THE COMPANY. In the event of a Sale of the Company, then the Company shall ensure that lawful and adequate provision shall be made whereby the Holder shall thereafter have the right to purchase and receive upon the basis and upon the terms and conditions herein specified and in lieu of the Warrant Shares immediately theretofore issuable upon exercise of this Warrant only as provided for in Section 2(a)(iii)(1), such shares of stock, securities or assets (including cash) as would have been issuable or payable with respect to or in exchange for a number of Warrant Shares equal to the number of Warrant Shares immediately theretofore issuable upon exercise of this Warrant, had such Sale of the Company not taken place, and in any such case appropriate provision shall be made with respect to the rights and interests of the Holder to the end that the provisions hereof (including, without limitation, provision for adjustment of the Exercise Price) shall thereafter be applicable, as nearly equivalent as may be practicable in relation to any share of stock, securities or assets (including cash) thereafter deliverable upon the exercise thereof. The Company shall not effect any Sale of the Company unless prior to or simultaneously with the consummation thereof the successor entity (if other than the Company) resulting from such Sale of the Company, or the entity purchasing or otherwise acquiring such assets or other appropriate corporation or entity shall assume the obligation to deliver to the Holder, at the last address of the Holder appearing on the books of the Company, such shares of stock, securities or assets (including cash) as, in accordance with the foregoing provisions, the Holder may be entitled to purchase, and the other obligations under this Warrant. The provisions of this Section 6 shall similarly apply to successive Sales of the Company.

7. FRACTIONAL SHARES, ADJUSTMENT OF EXERCISE PRICE. No fractional shares shall be issued upon the exercise of this Warrant as a consequence of any adjustment pursuant hereto. All Warrant Shares (including fractions) issuable upon exercise of this Warrant may be aggregated for purposes of determining whether the exercise would result in the issuance of any fractional share. If, after aggregation, the exercise would result in the issuance of a fractional share, the Company shall, in lieu of issuance of any fractional share, pay the Holder otherwise entitled to such fraction a sum in cash equal to the product resulting from multiplying the then current fair market value of a Warrant Share by such fraction. No adjustment in the Exercise Price shall be required unless such adjustment would require an increase or decrease of at least $0.0001; provided, however, that any adjustments which by reason of this Section 7 are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 7 shall be made to the $0.0001 or to the nearest 1/100th of a share, as the case may be.

8. NO STOCKHOLDER RIGHTS. This Warrant in and of itself shall not entitle the Holder to any voting rights or, except as otherwise set forth herein, other rights as a stockholder of the Company.

9. RESERVATION OF SHARES. The Company shall at all times reserve and keep available out of its authorized but unissued shares of Exercise Stock no less than 100% of the maximum number of shares of Exercise Stock issuable upon full exercise of the Warrant.

10. TRANSFER OF WARRANT. This Warrant and any rights hereunder shall not be transferable by the Holder without the Company’s written consent.

11. LOST, STOLEN, MUTILATED OR DESTROYED WARRANT. If this Warrant is lost, stolen, mutilated or destroyed, the Company may, on such terms as to indemnity or otherwise as it may reasonably impose (which shall, in the case of a mutilated Warrant, include the surrender thereof), issue a new Warrant of like denomination and tenor as the Warrant so lost, stolen, mutilated or destroyed. Any such new Warrant shall constitute an original contractual obligation of the Company, whether or not the allegedly lost, stolen, mutilated or destroyed Warrant shall be at any time enforceable by anyone.

12. MODIFICATIONS AND WAIVER. Provisions of this Warrant may be amended or modified, or a provision or requirement hereof waived, only with the written consent of the Company and the Holder.

13. NOTICES, ETC. All notices required or permitted hereunder shall be deemed effectively given if in writing sent to the address specified on the signature page hereto.

14. ACCEPTANCE. Receipt of this Warrant by the Holder shall constitute acceptance of and agreement to all of the terms and conditions contained herein.

15. GOVERNING LAW. This Warrant shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Warrant shall be governed by, the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. The Company hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Nothing contained herein shall be deemed or operate to preclude the Holder from bringing suit or taking other legal action against the Company in any other jurisdiction to collect on the Company’s obligations to the Holder, to realize on any collateral or any other security for such obligations, or to enforce a judgment or other court ruling in favor of the Holder. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS NOTE OR ANY TRANSACTION CONTEMPLATED HEREBY.

16. DESCRIPTIVE HEADINGS. The descriptive headings of the several paragraphs of this Warrant are inserted for convenience only and do not constitute a part of this Warrant. The language in this Warrant shall be construed as to its fair meaning without regard to which party drafted this Warrant.

17. SEVERABILITY. The invalidity or unenforceability of any provision of this Warrant in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction, or affect any other provision of this Warrant, which shall remain in full force and effect.

18. ENTIRE AGREEMENT. This Warrant constitutes the entire agreement between the parties pertaining to the subject matter contained in it and supersede all prior and contemporaneous agreements, representations, and undertakings of the parties, whether oral or written, with respect to such subject matter. This Warrant supersedes and replaces the applicable portion of the Original Warrant and the Original Warrant is hereby cancelled.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its duly authorized officer as of                          , 2020.

FLAME BIOSCIENCES, INC.

By:
Name:
Title:

Address for Notice:

Flame Biosciences
555 Madison Avenue, #1201
New York, NY 10022
Attention: Tim Opler

HOLDER:

By:

Name:

Address for Notice:

[Signature Page to Amended and Restated Stock Warrant]

NOTICE OF EXERCISE

TO: FLAME BIOSCIENCES, INC.

(1) The undersigned hereby irrevocably elects to exercise this Warrant and to purchase thereunder,                             full shares of Flame Biosciences, Inc. Series A Preferred Stock or Common Stock, as applicable under the definition of “Exercise Stock” at the time of such exercise pursuant to the terms of the Warrant, issuable upon exercise of the Warrant and delivery of:

☐	$ (in cash as provided for in the foregoing Warrant) and any applicable taxes payable by the undersigned pursuant to such Warrant; and
☐

shares of Series A Preferred Stock or Common Stock, as applicable (pursuant to a Cashless Exercise in accordance with Section 2(a)(iii)(2) of the Warrant) (check here if the undersigned desires to deliver an unspecified number of shares equal the number sufficient to effect a Cashless Exercise [           ]).

(2) Please issue a certificate or certificates representing said shares in the name of the undersigned or in such other name as is specified below:

(Name)

(Address)

(3) If the shares issuable upon this exercise of the Warrant are not all of the Warrant Shares which the Holder is entitled to acquire upon the exercise of the Warrant, the undersigned requests that a new Warrant evidencing the rights not so exercised be issued in the name of and delivered to:

(Name)

(Address and social security or federal employer identification number (if applicable))

(4) The undersigned represents that (i) the aforesaid shares of Exercise Stock are being acquired for the account of the undersigned for investment and not with a view to, or for resale in connection with, the distribution thereof and that the undersigned has no present intention of distributing or reselling such shares in violation of the Securities Act of 1933, as amended (the “Securities Act”); (ii) the undersigned is aware of the Company’s business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision regarding its investment in the Company; (iii) the undersigned is experienced in making investments of this type and has such knowledge and background in financial and business matters that the undersigned is capable of evaluating the merits and risks of this investment and protecting the undersigned’s own interests; (iv) the undersigned understands that the issuance of the shares of Exercise Stock upon exercise of this Warrant has not been registered under the Securities Act by reason of a specific exemption from the registration provisions of the Securities Act, which exemption depends upon, among other things, the bona fide nature of the investment intent as expressed herein, and, because the issuance of such securities has not been registered under the Securities Act, such securities must be held indefinitely unless the resale thereof is subsequently registered under the Securities Act or an exemption from such registration is available; (v) the undersigned is aware that the aforesaid shares of Exercise Stock may not be sold pursuant to Rule

144 adopted under the Securities Act unless certain conditions are met and until the undersigned has held the shares for the time period prescribed by Rule 144, that among the conditions for use of Rule 144 is the availability of current information to the public about the Company; and (vi) the undersigned agrees not to make any disposition of all or any part of the aforesaid shares of Exercise Stock unless and until there is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with said registration statement, or the undersigned has furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, to the effect that such disposition is not required to be registered pursuant to the Securities Act or any applicable state securities laws; provided, that no opinion shall be required for any disposition made or to be made in accordance with the provisions of Rule 144.

Date:	Signature:

Print Name: